Exhibit 10.1

EXECUTION VERSION

SUBORDINATED, LAST-OUT PARTICIPATION AGREEMENT

THIS SUBORDINATED, LAST-OUT PARTICIPATION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of February 6, 2026 is entered into between AQUA METALS, INC. (“Participant”), and GRC SPV INVESTMENTS, LLC (“Assigning Lender”).

W I T N E S S E T H:

WHEREAS, LION ENERGY, LLC, a Utah limited liability company (“Lion Energy” and, together with any other Person that becomes a Borrower under the Loan Agreement, each a “Borrower” and, collectively, the “Borrowers”), LION ENERGY INSTALLATION, LLC, a Utah limited liability company (“Lion Installation”), SELECTRIC MANAGEMENT, LLC, a Utah limited liability company (“Selectric”; and together with Lion Installation, each a “Guarantor” and, collectively, the “Guarantors”), Assigning Lender and the other Lenders party thereto (collectively, the “Lenders”), and GREAT ROCK CAPITAL PARTNERS MANAGEMENT, LLC, as administrative agent (in such capacity, together with its successors and assigns in such capacity, “Agent”) for the Lenders entered into that certain Loan Agreement, dated as of December 20, 2024 (as amended by that certain Letter Re: Amendment and Forbearance Agreement, dated as of February 6, 2026, by and among Administrative Agent, Lenders and Loan Parties (the “2/26 Amendment and Forbearance”) and as amended, restated, amended and restated, supplemented or otherwise modified from time to time, by and among Borrowers, Agent and Lenders, “Loan Agreement”), pursuant to which the Agent and Lenders made and agreed to make certain Loans to Borrowers;

WHEREAS, in addition to other advances and financial accommodations made by Lenders to Borrowers pursuant to the terms and provisions of the Loan Agreement, Borrowers have requested that Lenders make a Supplemental Advance (as defined in the 2/26 Amendment and Forbearance) to Borrowers in one single funding on the Forbearance Agreement Amendment Effective Date (as defined in the 2/26 Amendment and Forbearance), subject to the agreement of Participant to purchase a one hundred percent (100%) subordinated, last-out, participation interest in such Supplemental Advance as herein provided;

NOW, THEREFORE, in consideration of the agreements herein contained, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.           Definitions. All capitalized terms not otherwise defined herein and defined in the Loan Agreement or the 2/26 Amendment and Forbearance shall have the meanings ascribed to such terms in the Loan Agreement or the 2/26 Amendment and Forbearance, as applicable.

2.           Subordinated, Last-Out Participation.

(a)    In General. The Participant hereby agrees to participate in, and hereby purchases from Assigning Lender, a one hundred percent (100%) subordinated, last-out participation interest in Assigning Lender’s interests in the principal amount of the Supplemental Advance made by Assigning Lender to Borrowers in accordance with the 2/26 Amendment and Forbearance (the “Participation Interest”), subject to the terms and conditions of this Agreement. For the avoidance of doubt, it being understood and agreed that it is a condition precedent to the funding by Assigning Lender to the Borrowers of the Supplemental Advance that the Assigning Lender receives from Participant an amount, in cash, equal to the Supplemental Advance prior to Assigning Lender funding such Supplemental Advance to the Borrower.

(b)    Payment. Contemporaneously with the execution of this Agreement, Participant shall pay to Assigning Lender an amount equal to Participant’s Participation Interest in respect of the outstanding principal amount of Supplemental Advance, and, in connection therewith, Participant is funding Participant’s Participation Interest in the amount of $4,100,000 (representing the principal amount of the Supplemental Advance) as follows: (i) Participant transfer to Borrower good and marketable title to $2,100,000 of product which shall then become part of the Collateral, and (ii) Participant is depositing, via wire transfer, the sum of $2,000,000 into the account set forth on Exhibit A. Upon receipt of the funds set forth in Section 2(b), Assigning Lender acknowledges receipt of Participant’s Participation Interest in the amount of $4,100,000 which is a condition precedent to Assigning Lender making the Supplemental Advance to the Borrowers under the 2/26 Amendment and Forbearance.

(c)    Characterization of Participation Interest. The aforesaid sale of the Participation Interest by Assigning Lender to Participant shall be absolute, without recourse and, except as expressly provided herein, without representation or warranty of any kind by Assigning Lender. Participant shall be fully and irrevocably at risk to the extent of its Participation Interest. This Agreement shall only evidence a sale to Participant of its Participation Interest, and shall not evidence or create, and shall not be construed as evidencing or creating, an extension of credit from Participant to Assigning Lender, a security issued by Assigning Lender, an investment by Participant in Assigning Lender, or a partnership, trust, fiduciary relationship, or other legal relationship whatsoever between Assigning Lender and Participant.

(d)    Exclusion of Other Loans. Notwithstanding any provision of this Agreement to the contrary, upon Participant’s purchase of its Participation Interest pursuant to Section 2, Participant shall be entitled to its Participation Interest in the Supplemental Advance and interest payable with respect thereto in accordance with the terms of Section 1.2 of the Loan Agreement (as amended by the 2/26 Amendment and Forbearance), but in no event, before or after Participant’s purchase of its Participation Interest, shall Participant have any interest in any of the other Loans, fees (including, without limitation, any closing fee, servicing fee, unused line fee, audit fee, capital adequacy charge, amendment fees, or prepayment or early termination fee), expense reimbursements or other amounts payable by Borrowers to Agent, Assigning Lender or any other Lender under the Loan Agreement or any of the other Loan Documents. All of the Obligations (including without limitation Obligations pertaining to Post-Petition Interest, Fees and Other Costs (as defined below)) owing to Agent, Assigning Lender and each other Lender, other than principal and interest due in respect of Participant’s Participation Interest of the Supplemental Advance, are collectively referred to as the “Non-Participated Obligations”. The term “Obligations” is used herein as defined in the Loan Agreement, and shall include interest, fees and costs accruing at the then applicable rate provided in the Loan Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, with respect to Borrowers or any Guarantor under the Loan Agreement, whether or not a claim for post-filing or post-petition interest, fees and costs is allowed in such proceeding (collectively, “Post-Petition Interest, Fees and Other Costs”).

3.           Payments in respect of Loans.

(a)    Payments Received by Assigning Lender from Borrowers. All payments received by Assigning Lender pursuant to the Loan Agreement or the other Loan Documents shall be applied to the Obligations in accordance with the terms of the Loan Agreement and such other Loan Documents. Assigning Lender shall have no obligation to apply any principal or interest payments, proceeds of Collateral, distributions in bankruptcy or other amounts received by it pursuant the Loan Documents or otherwise to Participant’s Participation Interest until payment in full of all Non-Participated Obligations and the Loan Agreement and the other Loan Documents are terminated. Subject to the foregoing, all payments received by Assigning Lender in accordance with the Loan Agreement in respect of the Supplemental Advance, including any interest thereon, shall promptly be remitted to Participant on a last out basis as set forth in Section 4.2 of the Loan Agreement, as amended by the 2/26 Amendment and Forbearance.

(b)    Payments Received by a Participant. All payments with respect to the Obligations (including, without limitation, any payment by way of setoff, banker’s lien, counterclaim, realization on Collateral or otherwise) received by Participant at any time, from any source other than Assigning Lender as provided in this Agreement, shall be immediately forwarded to Agent for application pursuant to the terms of this Agreement.

4.           Return of Payments.

(a)    Payment by Assigning Lender. If Assigning Lender pays an amount to Participant under this Agreement in the belief or expectation that a related payment has been or will be received by Assigning Lender, and such related payment is not received by Assigning Lender, then Assigning Lender will be entitled to recover such amount from Participant, and Participant will immediately pay such amount to Assigning Lender on demand, without set-off, counterclaim, or deduction of any kind by Participant.

(b)    Indemnity for Suits. If Assigning Lender is sued or threatened with suit by a receiver or trustee in any bankruptcy or other insolvency proceeding involving any Borrower or any other Person, (i) on account of any alleged preferential or fraudulent transfer received or alleged to have been received, directly or indirectly, from any Borrower or any other Person, which is attributable in whole or in part to the Supplemental Advance or the Participation Interests, or (ii) relating to the equitable subordination of any of the Obligations or the recharacterization of any of the Loans as equity, which is attributable in whole or in part to the Supplemental Advance or the Participation Interests or the actions or omissions of Participant, then Participant shall, (A) indemnify, defend and hold Assigning Lender harmless from any such suit, claim or action and (B) repay or reimburse Assigning Lender on demand for all expenses, costs and attorneys’ fees paid or incurred, or payments made by Assigning Lender, in connection therewith. Without limiting the foregoing, if any court of competent jurisdiction deems Assigning Lender to be the transferee of a preferential or other avoidable transfer with respect to the Obligations, then, to the extent Participant received payment from, or the benefit of, such alleged transfer, Participant shall repay to Assigning Lender on demand the amount of such transfer, together with interest at such rate, if any, as Assigning Lender is required to pay, without set-off, counterclaim, or deduction of any kind by Participant. To the extent that any amounts previously paid in respect of the Obligations are recovered from Assigning Lender, such amounts owing, at Assigning Lender’s election, shall be reinstated as part of the Obligations, repayable in accordance with the priorities established herein and in the Loan Agreement. The provisions of this Section 4(b) shall survive the termination of this Agreement.

(c)    Obligations Absolute. Participant’s obligations under Section 2(b) and this Section 4 are absolute, unconditional, and continuing, and will be unaffected by any one or more of the following: (i) any amendment or waiver of any term of the Loan Agreement or any of the other Loan Documents; (ii) any extension, indulgence, settlement or compromise granted or agreed to in relation to the Obligations (other than the Supplemental Advance, subject to the provisions of Section 6(a)) ; (iii) any release of any security for, or any guarantee of, any of the Obligations in accordance with the provisions of the Loan Documents; (iv) the invalidity, unenforceability, or insufficiency of the Loan Agreement or any of the other Loan Documents; (v) any default by, or insolvency of, any Borrower or any other Person under the Loan Agreement or any of the other Loan Documents; (vi) any act or omission on Assigning Lender’s, Agent’s or any other Lender’s part relating to this Agreement, the Loan Agreement, any of the other Loan Documents, the Obligations or the Collateral; (vii) any failure to give notice to Participant of any of the foregoing; (viii) any requirement that Assigning Lender, Agent or any other Lender take any action under the Loan Documents against any Borrower or any other Person or against their respective assets; (ix) any defenses at law or in equity which Participant may have to the full discharge of any of its obligations under this Agreement; or (x) termination or expiration of this Agreement or the Loan Agreement.

5.           Participant’s Acknowledgments, Representations, Warranties, and Covenants.

(a)    Information. Participant hereby acknowledges that Assigning Lender has made available to Participant copies of the Loan Agreement, including the 2/26 Amendment and Forbearance, the other Loan Documents and any other information or documentation that Participant has requested.

(b)    Representations. Participant hereby represents, warrants, and covenants to Assigning Lender as follows:

(i)     this Agreement constitutes the legal, valid and binding obligation of Participant, and is enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally;

(ii)    Participant’s execution of this Agreement and the performance of its obligations hereunder will not require any registration with, notice to, or consent or approval by any federal, state or local governmental or regulatory body;

(iii)   Participant is familiar with transactions of the kind and scope reflected in this Agreement, the Loan Agreement and the other Loan Documents;

(iv)   Participant is a sophisticated investor and has made and will continue to make its own independent investigation and appraisal of the financial condition and affairs of each Borrower, has conducted and will continue to conduct its own evaluation of the Loan Agreement and the other Loan Documents, the Obligations, the Collateral and the creditworthiness of each Borrower, and has made its decision to acquire the Participation Interests independently and without reliance upon Assigning Lender;

(v)    Participant is entering into this Agreement and will be acquiring its Participation Interest for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Participant has no present intention of selling, granting any participation in, or otherwise distributing the same;

(vi)   Participant shall not obtain or seek to obtain any security interest in all or any portion of the Collateral independently of this Agreement;

(vii)  Participant is not entering into this Agreement and will not be purchasing its Participation Interest on behalf of one or more employee benefit plans, or with proceeds which constitute “plan assets,” as defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder; and

(viii) Participant acknowledges its receipt of a copy of the Loan Agreement and all of the other Loan Documents requested by Participant. Such Participant further acknowledges that Assigning Lender may possess material information not known to Participant regarding or relating to Borrowers or their Affiliates or the Collateral, that it has not requested such information, and that Assigning Lender shall have no liability whatsoever with respect to non-disclosure of such information, whether before or after the date hereof.

6.           Management of Financing Arrangements; Enforcement.

(a)    Rights of the Parties. Until payment in full of all Non-Participated Obligations and the Loan Agreement and the other Loan Documents are terminated, Participant shall not have any voting rights, or consent or approval rights, in respect of the Loan Agreement or the other Loan Documents, provided that, except in connection with a settlement or other resolution of litigation or a claim that also pertains to Non-Participated Obligations, the principal balance of the Supplemental Advance, rate of interest thereon or obligation to pay interest shall not be reduced without the prior written consent of Participant. Without limiting the foregoing, as among Assigning Lender and Participant, Assigning Lender shall have the exclusive right, in Assigning Lender’s names alone, to carry out the provisions of the Loan Agreement and the other Loan Documents, and, without the consent of Participant, Assigning Lender may vote to amend the Loan Agreement or the other Loan Documents in any respect, waive any of the terms of the Loan Agreement or the Loan Documents, and release any Collateral for, or guaranty of, the Obligations pursuant to the terms of the Loan Documents, enforce and collect the Obligations, exercise and enforce all rights and privileges granted to Assigning Lender under the Loan Agreement and the other Loan Documents, and take or refrain from taking legal action to enforce or protect Participant’s and/or Assigning Lender’s interests with respect to the Loan Agreement, the other Loan Documents, the Collateral and the Obligations, provided that, except in connection with a settlement or other resolution of litigation or a claim that also pertains to Non-Participated Obligations, the principal balance of the Supplemental Advance, rate of interest thereon or obligation to pay interest shall not be reduced without the prior written consent of Participant. The Participant has no, or shall not seek to exercise, any right of legal or equitable redress against any Borrower or any Collateral in connection with the Supplemental Advance, the Loan Agreement, any Loan Document or this Agreement.

(b)    Notices and Reports. Assigning Lender shall have no duty to provide, or liability for failure to provide, notices, reports and other financial information to Participant, and Assigning Lender shall have no obligation to share with Participant any analysis of Assigning Lender that Assigning Lender may make with respect to the business or financial condition of any Borrower, its Affiliates or any of their property.

(c)    Failure to Enforce. No failure or delay by Assigning Lender to exercise any power, right or privilege under this Agreement or under the Loan Agreement or any of the other Loan Documents will impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein. No single or partial exercise of any such power, right or privilege will preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies of Assigning Lender under this Agreement are cumulative with, and not exclusive of, any rights or remedies otherwise available to Assigning Lender against Participant.

7.           Limitation of Liability.

(a)    Representations by Assigning Lender. Assigning Lender hereby represents and warrants that, as of the date hereof, (i) it is the legal and beneficial owner of the interest sold by it hereunder and that such interest is free and clear of any adverse claim, lien, or encumbrance of any kind; (ii) this Agreement constitutes the legal, valid and binding obligation of Assigning Lender, and is enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and (iii) Assigning Lender’s execution of this Agreement and the performance of its obligations hereunder will not require any registration with, notice to, or consent or approval by any federal, state or local governmental or regulatory body.

(b)    No Further Representations by Assigning Lender. Assigning Lender makes no representations or warranties of any kind, express or implied, and assume no responsibility or liability whatsoever, with regard to (i) the Loan Agreement, the other Loan Documents or the Obligations or the validity, genuineness, enforceability or collectability of any of them, (ii) the performance of, or compliance with, any of the terms or provisions of the Loan Agreement or any of the other Loan Documents, (iii) any of the property, books or records of any Borrower, (iv) the validity, enforceability, perfection, priority, condition, value or sufficiency of any of the Collateral or (v) the present or future solvency or financial worth of any Borrower, any Affiliate or any other Person obligated with respect to the Obligations.

(c)    No Duty. Assigning Lender does not, and will not, have any duty, either initially or on a continuing basis, to make any inquiry, investigation, evaluation or appraisal on Participant’s behalf, nor will Assigning Lender have any responsibility or liability with respect to the accuracy or completeness of any information provided to Participant which has been provided to Assigning Lender by any Borrower or any other Person.

(d)    Not a Trustee. Assigning Lender will not be deemed to be a trustee or agent for Participant in connection with this Agreement, the Loan Agreement, the other Loan Documents, the Obligations or the Collateral, nor will Assigning Lender be considered to have a fiduciary relationship with Participant by virtue of this Agreement or any other document or by operation of law.

(e)    Right to Act. Assigning Lender may use its sole discretion in administering the Supplemental Advance and the Collateral, and in exercising or refraining from exercising any rights or taking or refraining from taking any actions to which Assigning Lender may be entitled under this Agreement, the Loan Agreement, the other Loan Documents or applicable law. In exercising such discretion, Assigning Lender may, without incurring any liability to Participant, rely upon the advice of legal counsel, accountants and other experts, including those retained by Borrowers.

(f)    No Liability. Assigning Lender will not be liable to Participant for any action or failure to act or any error of judgment, negligence, mistake or oversight on Assigning Lender’s part or on the part of Assigning Lender’s agents, officers, employees or attorneys, except for such matters resulting from Assigning Lender’s gross negligence or willful misconduct. Assigning Lender will not be liable to Participant for any action or failure of action taken by Assigning Lender at Participant’s direction or request.

8.           Indemnification. In addition to, and not in limitation of, Section 4(b) above, Participant hereby indemnifies Assigning Lender (to the extent Assigning Lender have not been reimbursed by Borrowers), in accordance with its Participation Interest, against, and agrees to hold Assigning Lender harmless from, any and all claims, demands, actions, controversies, suits, obligations, losses, damages, judgments, awards, costs and expenses (collectively, “Losses”), including without limitation, all reasonable attorneys’ fees and disbursements, arising by reason of or resulting from (a) any breach of Participant’s representations, warranties or covenants contained herein, (b) any sale, assignment or transfer of, or grant of a subparticipation in, all or any part of its Participation Interest or (c) Assigning Lender’s following any direction or request of Participant with respect to its Participation Interest. The provisions of this Section 8 shall survive termination of this Agreement.

9.           Repurchase. Assigning Lender may, at any time in its sole discretion, repurchase all of Participant’s Participation Interest (and Participant shall not sell same) for an amount equal to the unpaid balance of the Participant’s Participation Interest, together with accrued interest to the date of repurchase.

10.         Termination. The parties hereto hereby agree that this Agreement shall terminate and be of no further force and effect (except for those rights and obligations that expressly survive the termination of this Agreement) on the date of the Supplemental Advance is paid in full.

11.         Notices. Any notices, demands, requests or communications under this Agreement shall be in writing and shall be personally delivered, sent by facsimile or sent by certified mail, return receipt requested, at the addresses set forth in the Loan Agreement (with respect to Assigning Lender) and set forth below (with respect to Participant). Notices delivered shall be effective as and when provided in the Loan Agreement. Addresses and facsimile numbers for notices may be changed by either party by written notice to the other.

12.         Bankruptcy Rights. Without limiting the terms of Section 6(a) of this Agreement:

(a)    Upon the occurrence of a bankruptcy petition filed for or against any Borrower or any Guarantor, Participant agrees that Assigning Lender shall have no liability to Participant for, and Participant waives any claim it may hereafter have against Assigning Lender, Agent or any other Lender arising out of, (i)  Assigning Lender’s, Agent’s or any other Lender’s consent to the use of cash collateral pursuant to Section 363 of the United States Bankruptcy Code (Title 11 U.S.C. 101 et seq., as amended from time to time, the “Bankruptcy Code”), (ii) Assigning Lender’s, Agent’s or any other Lender’s agreement to extend, or Assigning Lender’s, Agent’s or any other Lender’s consent to the extension by another Person of, additional credit to Borrowers or such Person, as debtor-in-possession, or to a trustee, pursuant to Section 364 of the Bankruptcy Code, (iii) Assigning Lender’s, Agent’s or any other Lender’s consent to a sale or other disposition of any Collateral free and clear of Agent’s Liens under the Bankruptcy Code (including Sections 363, 365 to 1129 of the Bankruptcy Code), (iv) Assigning Lender’s, Agent’s or any other Lender’s application of payments received in such case, including the application to Obligations accruing after the commencement of such case (including without limitation interest, fees, costs and other charges, whether or not allowed as claims in such case), and (v) Assigning Lender’s, Agent’s or any other Lender’s election made pursuant to Section 1111(b)(2) of the Bankruptcy Code.

(b)    Participant acknowledges and agrees that (i) Agent may credit bid all or any portion of the Non-Participated Obligations for the purchase price for the Collateral sold at a sale and, upon the consummation of such sale to Agent and Assigning Lender, Participant shall not have any rights in the Collateral purchased, and (ii) Agent may credit bid all or any portion of the Obligations (including the Obligations subject to the Participation Interest) for the purchase price for the Collateral sold at a sale and, upon the consummation of such sale to Agent and Assigning Lender that includes the credit bid of the Obligations subject to the Participation Interest, Participant shall have a junior participation in the equity of the entity that purchases the Collateral that is subordinated to the rights (including, without limitation, the right of payment) of Agent and Assigning Lender in such equity to at least the same extent that the Obligations subject to the Participation Interest are subordinated to the Non-Participated Obligations pursuant to this Agreement.

13.         Miscellaneous.

(a)    Entire Agreement; Amendments. This Agreement embodies the entire agreement and understanding between Assigning Lender and Participant and supersedes any and all prior agreements and understandings with respect to the subject matter hereof. No amendment, modification, termination, or waiver of any provision of this Agreement will be effective without the written agreement of Assigning Lender and Participant.

(b)    Other Relationships. Assigning Lender may make loans or otherwise extend credit to, and generally engage in any kind of debtor-creditor relationship with, Borrowers, or any Affiliate of any Borrower, and receive payment on such loans or extensions of credit and otherwise act with respect thereto without accountability to Participant, in the same manner as if this Agreement did not exist. Agent may also act as Agent under the Loan Agreement and the other Loan Documents, in the same manner as if this Agreement did not exist.

(c)    Successors and Assigns. Assigning Lender may from time to time grant other participations in the Obligations or assign or transfer the Obligations or any portion thereof to any other Person. Participant may not sell, assign, grant a participation interest in, or otherwise transfer all or any portion of this Agreement or its Participation Interest. This Agreement shall be binding upon the parties hereto, and inure to the benefit of their respective successors and Assigning Lender’s assignees.

(d)    Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. However, in the event any provision of this Agreement is or is held to be invalid, illegal or unenforceable under applicable law, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In addition, in the event any provision of or obligation under this Agreement is or is held to be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations in any other jurisdictions will not in any way be affected or impaired thereby.

(e)    Section Titles. Section and subsection titles in this Agreement are included for convenience of reference only and shall have no substantive effect.

(f)    Applicable Law. This Agreement shall be construed in all respects in accordance with and governed by the laws of the State of New York, without giving effect to any conflicts of laws provisions.

(g)    CONSENT TO JURISDICTION. PARTICIPANT HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE BOROUGH OF MANHATTAN, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO LENDER’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. PARTICIPANT EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. PARTICIPANT HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, AT ITS ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

(h)    WAIVER OF JURY TRIAL. PARTICIPANT AND LENDER HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. PARTICIPANT AND LENDER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF PARTICIPANT AND LENDER WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

(i)    Counterparts. This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, will be deemed an original and all of which shall together constitute one and the same instrument.

14.         Confidentiality. Participant agrees that it shall not disclose the existence of this Agreement to any Person other than to Agent, without Assigning Lender’s prior written consent.

15.         Bankruptcy Issues. This Agreement shall apply in all respects both prior to and during the pendency of any proceedings under the Bankruptcy Code.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AQUA METALS, INC., as Participant

By:	/s/ Steve Cotton
Name:	Steve Cotton
Title:	CEO and President

Address for Notices:

5370 Kietzke Ln Suite 201
Reno, NV 89511
Attn: Eric West, CPA
Telephone: (775) 446-5472
E-mail: eric.west@aquametals.com

[Signature Page to Participation Agreement]

GRC SPV INVESTMENTS, LLC, as Assigning Lender

By:	/s/ Kathleen Auda
Name:	Kathleen Auda
Title:	Authorized Signatory

[Signature Page to Participation Agreement]

EXHIBIT A

ACCOUNT TO RECEIVE PARTICIPATANT’S PARTICIPATION INTEREST